EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 under the Securities Act of 1933 of Inter Parfums, Inc. of (i) our report dated March 4, 2005, except for the last paragraph thereof which is dated April 19, 2005 relating to the consolidated balance sheet of Inter Parfums, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year then ended and the related financial statement schedule and (ii) to our report dated April 19, 2004 on (a) management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and (b) the effectiveness of the Inter Parfums, Inc. maintenance of internal controls over financial reporting as of December 31, 2004. Each report appears in the December 31, 2004 Annual Report on Form 10-K/A of Inter Parfums, Inc.




Mazars LLP


New York, New York
April 22, 2005